Exhibit 4.1

016570 | 003590|127C| RESTRICTED||4|057-423 COMMON STOCK PAR VALUE $0.001 COMMON STOCK THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY Certificate Number 000000 EXA CORPORATION INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE Shares* * 0 0 0 0 0 0 * * * * * ** * * 0 0 0 0 0 0 * * * * ** * * * 0 0 0 0 0 0 * * * ** * * * * 0 0 0 0 0 0 * * ** * * * * * 0 0 0 0 0 0 * *THIS CERTIFIES THAT** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample MR. **** Mr. Alexander SAMPLE David Sample **** Mr. Alexander David &Sample MRS. **** Mr. Alexander David SAMPLE Sample **** Mr. Alexander David & Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander MR. David Sample SAMPLE **** Mr. Alexander David Sample & **** Mr. Alexander MRS. David Sample **** SAMPLE Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Sample **** Mr. Sample CUSIP 300614 50 0 SEE REVERSE FOR CERTAIN DEFINITIONS is the owner of**000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****

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**Shares****000000**Shares****000000**SFULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF Exa Corporation (hereinafter called the “Company”), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. DATED <<Month Day, Year>> COUNTERSIGNED AND REGISTERED:COMPUTERSHARE TRUST COMPANY, N.A.TRANSFER AGENT AND REGISTRAR, President Treasurer By AUTHORIZED SIGNATURE CUSIP XXXXXX XX X Holder ID XXXXXXXXXXInsurance Value 00.1,000,000 Number of Shares 123456 DTC 12345678901234512345678 PO BOX 43004, Providence, RI 02940-3004 Certificate Numbers Num/No Denom. Total. MR A SAMPLE 1234567890/1234567890 111 DESIGNATION (IF ANY) 1234567890/1234567890 222 ADD 1 1234567890/1234567890 333 ADD 2 1234567890/1234567890 444ADD 3ADD 4 1234567890/1234567890 555 1234567890/1234567890 666 Total Transaction 7EXA CORPORATION CORPORATE SEAL 1995 DELWARE

EXA CORPORATION

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- .... Custodian .... (Cust) (Minor) under Uniform Gifts to Minors Act .... (State)
TEN ENT	- as tenants by the entireties		
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT	- .... Custodian (until age ....) (Cust) .... under Uniform Transfers to Minors Act .... (Minor) (State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE [ ]

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

Dated: ______________________________ 20________

Signature: ______________________________

Signature: ______________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

SECURITY INSTRUCTIONS

THIS IS WATERMARKED PAPER. DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011. If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested. If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method. Please visit our website or consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state law, your property could become subject to state unclaimed property laws and transferred to the appropriate state.

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